EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of KAL Energy, Inc. (formerly Patriarch Inc.) of our report, dated August 4, 2006, which appears in the annual report on Form 10-KSB for the year ended May 31, 2006.

Vancouver, Canada	“Morgan & Company”

March 30, 2007	Chartered Accountants